UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2021

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ZOMEDICA CORP.

(Exact name of registrant as specified in its charter)

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Alberta, Canada	001-38298	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Phoenix Drive, Suite 125

Ann Arbor, Michigan 48108

(Address of Principal Executive Offices) (Zip Code)

(734) 369-2555

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2021, Christopher Wolfenberg resigned, effective immediately, as a member of the Board of Directors (the “Board”) of Zomedica Corp. (the “Company”). Mr. Wolfenberg’s resignation did not relate to any disagreement with the operations, policies or practices of the Company on any matters.

On September 13, 2021, the Board appointed Sean Whelan as a member of the Board to fill the vacancy created by Mr. Wolfenberg’s resignation. Mr. Whelan will serve as the Chairman of the Audit Committee of the Board. Jeffrey Rowe, the former Chairman of the Audit Committee, will continue to serve as a member of the Audit Committee.

Since August 2020, Mr. Whelan, 50, has served as the Chief Executive Officer of Encore Rehabilitation Services, a provider of therapy services and associated compliance and revenue cycle support services. From November 2019 until July 2020, Mr. Whelan served as the Chief Financial Officer of Smile America Partners, a provider of in-school dental services. From September 2018 to October 2019, Mr. Whelan served as the Chief Financial Officer of Bedrock Manufacturing, LLC, a manufacturer and retailer of watches, leather goods, apparel, bags and luggage. From September 2017 to September 2018, he served as the Chief Financial Officer of Encore Rehabilitation Services. From December 2010 to December 2016, Mr. Whelan served as the Chief Financial Officer, Secretary and Treasurer and as a Director of Diplomat, Inc. (NYSE: DPLO), a then publicly-traded specialty pharmacy. Mr. Whelan is a Certified Public Accountant and holds Bachelor of Business Administration and Master of Accounting degrees from the University of Michigan’s Ross School of Business.

As an non-employee director of the Company, Mr. Whelan will be entitled to compensation in accordance with the Company’s non-employee director compensation policy. In addition, in connection with his appointment, Mr. Whelan received options to purchase an aggregate of 800,000 common shares at an exercise price of $0.57 per share under the Company’s Amended and Restated Stock Option Plan. The options will vest in four equal annual installments, beginning on the one-year anniversary of the date of grant and will expire on the tenth anniversary of the date of grant, subject to earlier termination upon the occurrence of certain circumstances.

There are no arrangements or understandings between Mr. Whelan and any other person pursuant to which Mr. Whelan was selected as a director, and there are no transactions between Mr. Whelan and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On September 13, 2021, the Company issued a press release announcing the appointment of Mr. Whelan. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	99.1	Press Release, dated September 13, 2021
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA CORP.

Date: September 13, 2021	By:	/s/ Ann Marie Cotter
Ann Marie Cotter
Chief Financial Officer